UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 1, 2007

Alliance HealthCard, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number

000-30099

GEORGIA	58-2445301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3500 Parkway Lane, Suite 720, Norcross, GA 30092

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (770) 734-9255

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01 Change in Registrant’s Certifying Accountant

Alliance HealthCard, Inc., with the recommendation and approval of the Audit Committee of the Board of Directors, engaged the firm of Murrell, Hall, McIntosh & Co., PLLP to be the principal accountant to audit the registrant’s financial statements effective October 1, 2007.

The engagement of Miller Ray Houser & Stewart, LLP as the principal accountant to audit the registrant’s financial statements was discontinued on October 1, 2007. Miller Ray Houser & Stewart, LLP’s reports on the financial statements of the Company for each of the years ended September 30, 2006 and 2005 did not contain an adverse opinions or disclaimers of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change the auditing firm was recommended and approved by the Audit Committee of the Board of Directors of the Company. There were no disagreements with Miller Ray Houser & Stewart, LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Miller Ray Houser & Stewart, LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

The Company provided Miller Ray Houser & Stewart, LLP with a copy of the disclosures in the preceding paragraphs. A letter from Miller Ray Houser & Stewart, LLP to the Securities and Exchange Commission dated October 2, 2007, stating its agreement with these statements is attached as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document

16.1	Letter from Miller Ray Houser & Stewart LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 1, 2007	Alliance HealthCard, Inc.

	By:	/s/ Rita McKeown
Rita McKeown, Chief Financial Officer